Exhibit 16.1

April 20, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read the statements made by NGEN Technologies Holdings Corp. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 and 4.02 of Form 8-K, as part of the Form 8-K of NGEN Technologies Holdings Corp. dated April 20, 2020. We agree with the statements concerning our Firm in such Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Benjamin & Young, LLP

Benjamin & Young, LLP